UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2007, MEMC Electronic Materials, Inc. (the “Company”) entered into a Solar Wafer Supply Agreement (the “Agreement”) with Conergy AG (“Conergy”) for the long term supply by the Company to Conergy of solar grade silicon wafers. The Company issued a press release on October 25, 2007, announcing this contract. A copy of that press release is furnished with this Form 8-K as Exhibit 99.1, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section..

In order for MEMC to meet Conergy’s supply requirements under the Agreement, MEMC will invest in polysilicon production and wafer manufacturing capacity. The Agreement provides that Conergy will make annual advances to MEMC (the “Refundable Capacity Reservation Deposit”) which are intended to be used by MEMC to fund such production and manufacturing capacity. Conergy’s obligations to make the Refundable Capacity Reservation Deposits are annual (except in the first contract year the Refundable Capacity Reservation Deposit is payable (in part) no later than January 2, 2008) and vary in amount based on MEMC’s current expectations of amounts needed by MEMC for the expansion.

The Refundable Capacity Reservation Deposits will bear no interest and will be repaid by MEMC according to an annual repayment schedule unless Conergy has not purchased the minimum quantities contemplated under the take-or-pay provisions of the Agreement for the prior year. In that event, MEMC may offset any payments required from Conergy against MEMC’s repayment obligations. In the event Conergy terminates the Agreement due to MEMC’s failure to deliver the annual minimum amounts contemplated by the Agreement for three consecutive contract years, then MEMC must return/repay the balance of the Refundable Capacity Reservation Deposits to Conergy within 60 days of the termination.

Item 9.01.  Exhibits.

(d)

Exhibit No.	Item
99.1	Press release dated October 25, 2007 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: October 31, 2007	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item
99.1	Press release dated October 25, 2007 furnished with this report.